    Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of alpha-En Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission (the “Report”), we, Steven M. Payne, President, and Jerome I. Feldman, Chairman, Chief Financial Officer and Treasurer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 24, 2010	/s/ Steven M. Payne Steven M. Payne President
May 24, 2010	/s/ Jerome I. Feldman Jerome I. Feldman Chairman, Chief Financial Officer and Treasurer